Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Kim Khalvati
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Better Than Expected First Quarter 2009 Results

San Francisco, CA, June 3, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter of fiscal year 2009 ended May 3, 2009 (“Q1 09”).

Q1 09 RESULTS

Net revenues in Q1 09 decreased 21.8% to $612 million versus $782 million in the first quarter of fiscal year 2008 ended May 4, 2008 (“Q1 08”). Comparable store sales in Q1 09 decreased 21.0% from Q1 08.

Diluted earnings/<loss> per share (“EPS”) in Q1 09 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes 1, 2 and 7)

	Q1 09	Q1 08
GAAP Diluted EPS	<$0.18>	$0.10
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.04	-
Net Benefit of Early Lease Termination Payment (Note 2)	-	<$0.05>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 7)	<$0.14>	$0.05

Howard Lester, Chairman and Chief Executive Officer, commented, “While the home furnishings sector continued to be under significant pressure in the first quarter, we focused on the aspects of the business we could control and delivered substantially better-than-expected earnings results. We saw our revenues stabilize within our range of guidance, and we were able to enhance profitability by reducing our advertising expense as a percentage of revenues and optimizing our promotional activity. We also successfully lowered our merchandise inventories, reduced our capital spending and once again improved our year-over-year cash position.”

Mr. Lester continued, “Looking forward to the second quarter and the balance of the year, we are continuing to gain confidence in our revenue forecasts as they trend in line with the guidance we provided at the beginning of the year. We are, however, cognizant of the ongoing volatility in the economy and the potential for promotional pressure as the industry reduces inventory levels. As such, despite our better-than-expected performance in the first quarter, we are reiterating our financial guidance for the remaining quarters of the year, as we continue to focus on our five key initiatives: (1) capturing market share through innovative merchandising and a greater emphasis on opening price points; (2) delivering superior customer service; (3) continuing our catalog circulation optimization strategy; (4) driving efficiencies in our worldwide supply chain; and (5) maximizing profitability and cash flow.”

Retail net revenues in Q1 09 decreased 17.6% to $358 million versus $434 million in Q1 08. This decrease was driven by a 21.0% reduction in comparable store sales, partially offset by a 7.4% year-over-year increase in retail leased square footage (“LSF”), including 27 net new stores. All brands had declining net revenues during the quarter, led by Pottery Barn, Williams-Sonoma, and Pottery Barn Kids. First quarter year-over-year comparable store sales by retail concept are shown in the table below.

First Quarter Comparable Store* Sales Change by Retail Concept

Retail Concept	Q1 09	Q1 08
Williams-Sonoma	<15.4%>	<4.8%>
Pottery Barn	<22.6%>	<10.5%>
Pottery Barn Kids	<25.0%>	<10.9%>
Outlets	<26.8%>	<13.0%>
Total	<21.0%>	<9.0%>

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Direct-to-customer net revenues in Q1 09 decreased 27.0% to $254 million versus $348 million in Q1 08. All brands had declining net revenues during the quarter, led primarily by Pottery Barn and Pottery Barn Kids. Internet revenues in Q1 09 decreased 22.8% to $194 million versus $252 million in Q1 08.

Gross margin expressed as a percentage of net revenues in Q1 09 was 30.1% versus 35.3% of net revenues in Q1 08. Excluding the 20 basis point impact of accelerated depreciation related to an early lease termination in Q1 08 (see Note 2 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues was 35.5%. This 540 basis point decrease was primarily driven by the deleverage of fixed occupancy expenses resulting from declining sales and an increase in cost of merchandise (including the impact of increased markdowns).

Selling, general and administrative (“SG&A”) expenses in Q1 09 on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP SG&A Expenses

(See Exhibit 1 for Notes 1 through 3)

	Q1 09		Q1 08
	$ (millions)	% of rev	$ (millions)	% of rev
GAAP SG&A Expenses	$213	34.9%	$259	33.2%
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	<$6>	<1.0%>	-	-
Net Benefit of Early Lease Termination Payment (Note 2)	-	-	$9	1.2%
Impact of Asset Impairment Charge for Underperforming Retail Stores (Note 3)	-	-	<$1>	<0.1%>
Non-GAAP SG&A Expenses Excluding Unusual Business Events*	$207	33.9%	$268	34.3%

* Due to rounding to the nearest million, totals may not equal the sum of the line items in the table above.

This 40 basis point decrease in non-GAAP SG&A expenses was primarily driven by reductions in total advertising costs resulting from the continuation of our catalog circulation optimization strategy, partially offset by the deleverage of employment costs due to declining sales.

Merchandise inventories at the end of Q1 09 decreased 23.2% to $548 million versus $714 million at the end of Q1 08 as a result of our continued inventory reduction strategies.

FY 09 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 09 ACT	Q2 09 GUID	Q3 09 GUID	Q4 09 GUID	FY 09 GUID
Retail Revenues	$358	$400 - $415	$385 - $405	$580 - $610	$1,723 - $1,788
Direct-to-Customer Revenues	$254	$250 - $260	$265 - $285	$320 - $350	$1,089 - $1,149
Total Net Revenues	$612	$650 - $675	$650 - $690	$900 - $960	$2,812 - $2,937
% Variance vs. FY 08	<21.8%>	<18> - <21>%	<8> - <14>%	<5> - <11>%	<13> - <16>%
Comparable Store Sales*	<21.0%>	<16> - <19>%	<8> - <13>%	<6> - <11>%	<12> - <16>%
LSF Growth % Increase	7.4%	4.0 - 5.0%	1.5 - 2.5%	0.5 - 1.5%	0.5 - 1.5%
Catalog Circulation % Decline	<17.1%>	<23> - <25>%	<27> - <29>%	<16> - <18>%	<19> - <21>%

*	See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 08 ACT	Q1 09 ACT			Q2 09 GUID			FY 09 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	264	1	<2>	263	2	<1>	264	3	<4>*	263
Pottery Barn	204	2	<2>	204	0	0	204	5	<7>*	202
Pottery Barn Kids	95	2	<2>	95	0	<2>	93	2	<4>*	93
West Elm	36	3	0	39	0	0	39	4	<1>	39
Williams-Sonoma Home	10	1	0	11	0	0	11	1	0	11
Outlets	18	0	0	18	0	0	18	0	0	18
Total	627	9	<6>	630	2	<3>	629	15	<16>	626

*	FY 09 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 2 stores, 4 stores and 1 store, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	29.4% - 30.2%	34.0%	31.6% - 32.3%	33.8%
Non-GAAP*	29.4% - 30.2%	34.0%	31.6% - 32.3%	33.9%

*	The non-GAAP gross margin percentages above exclude the impact of unusual business events of 10 basis points in FY 08. See Notes 2 and 6 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q2 and Fiscal Year

	Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	32.3% - 32.9%	30.9%	31.8% - 32.2%	32.5%
Non-GAAP*	32.3% - 32.9%	32.7%	31.6% - 32.0%	32.3%

*	The FY 09 non-GAAP SG&A percentages above exclude the projected 20 basis point fiscal year impact of Q1 09 unusual business events. See Note 1 in Exhibit 1. Also excluded are the 180 basis point net benefit of unusual business events in Q2 08 and the 20 basis point net impact of unusual business events in FY 08. See Notes 2 through 6 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense for Q2 and Fiscal Year (in millions)

	Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Interest <Income>/Expense	$0.0 - $0.5	$0.2	$1.0 - $2.0	$0.2

•	Income Taxes

❑

The income tax rate in FY 09 is projected to be in the range of 35% to 41%. This compares to an income tax rate in FY 08 of 28.4%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rates due to volatility in earnings or losses in addition to taxable events that occur and exposures that are re-evaluated.

•	Diluted Earnings/<Loss> Per Share

❑	See Exhibit 1 for quarterly and fiscal year diluted EPS guidance and a reconciliation of GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers for Q2 and Fiscal Year (in millions)

	Q2		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Merchandise Inventories	$530 - $570	$657	$480 - $510	$573
Depreciation and Amortization	$36 - $37	$37	$144 - $147	$148
Amortization of DLI	$7 - $8	$8	$30 - $31	$31

❑	Capital spending in FY 09 is projected to be in the range of $90 to $100 million, compared to capital spending of $192 million in FY 08.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, June 3, 2009, at 7:00 A.M. (PT). The call, hosted by Howard Lester, Chairman and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A and non-GAAP SG&A percentages, and non-GAAP diluted EPS. These non-GAAP financial measures exclude the impacts and benefits of early lease termination payments; the gain on our sale of a corporate aircraft; the reversal of performance-based stock compensation expense; the impacts of asset impairment charges for underperforming retail stores and severance and lease termination costs associated with our FY 08 infrastructure cost reduction program. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 09 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 08 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results and our five key initiatives in FY 09.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q1 09; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 630 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	May 3, 2009	February 1, 2009	May 4, 2008
Assets
Current assets
Cash and cash equivalents	$95,704	$148,822	$26,838
Accounts receivable - net	42,464	37,405	60,413
Merchandise inventories - net	548,137	572,899	713,691
Prepaid catalog expenses	37,214	36,424	54,268
Prepaid expenses	61,596	45,354	42,720
Deferred income taxes	90,390	90,349	91,816
Other assets - net	8,516	9,420	8,404

Total current assets	884,021	940,673	998,150
Property and equipment - net	917,273	942,219	995,734
Non-current deferred income taxes	38,173	36,555	47,032
Other assets	15,002	16,017	18,626

Total assets	$1,854,469	$1,935,464	$2,059,542

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$130,226	$162,362	$177,341
Accrued salaries, benefits and other	63,002	75,732	82,505
Customer deposits	186,229	192,209	192,403
Income taxes payable	48	112	16,648
Current portion of long-term debt	14,702	14,702	14,734
Borrowings under line of credit	-	-	61,000
Other liabilities	19,249	15,620	16,642

Total current liabilities	413,456	460,737	561,273
Deferred rent and lease incentives	258,327	264,672	259,874
Long-term debt	10,231	10,259	11,238
Other long-term obligations	50,040	51,812	56,436

Total liabilities	732,054	787,480	888,821
Shareholders’ equity	1,122,415	1,147,984	1,170,721

Total liabilities and shareholders’ equity	$1,854,469	$1,935,464	$2,059,542

	Store Count					Average Leased Square Footage Per Store
Retail Concept	February 1, 2009	Openings	Closings	May 3, 2009	May 4, 2008	May 3, 2009	May 4, 2008
Williams-Sonoma	264	1	(2)	263	256	6,300	6,200
Pottery Barn	204	2	(2)	204	198	12,900	12,600
Pottery Barn Kids	95	2	(2)	95	94	8,000	7,900
West Elm	36	3	-	39	29	17,300	17,800
Williams-Sonoma Home	10	1	-	11	9	13,200	14,300
Outlets	18	-	-	18	17	20,300	20,900

Total	627	9	(6)	630	603	9,900	9,600

	Total Store Square Footage
	February 1, 2009			May 3, 2009	May 4, 2008
Total store selling square footage	3,828,000			3,876,000	3,624,000
Total store leased square footage	6,148,000			6,237,000	5,808,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 3, 2009 AND MAY 4, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FIRST QUARTER
	2009		2008
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues

Retail revenues	$357,379	58.4%	$433,551	55.5%
Direct-to-customer revenues	254,236	41.6	348,233	44.5

Net revenues	611,615	100.0	781,784	100.0

Total cost of goods sold	427,652	69.9	505,565	64.7

Gross margin	183,963	30.1	276,219	35.3
Selling, general and administrative expenses	213,204	34.9	259,336	33.2

Earnings (loss) from operations	(29,241)	4.8	16,883	2.2
Interest (income) expense - net	270	-	(179)	-

Earnings (loss) before income taxes	(29,511)	4.8	17,062	2.2
Income tax expense (benefit)	(10,806)	1.8	6,615	0.8

Net earnings (loss)	$(18,705)	3.1%	$10,447	1.3%

Earnings (loss) per share:
Basic	$(0.18)		$0.10
Diluted	$(0.18)		$0.10
Shares used in calculation of earnings (loss) per share:
Basic	105,669		105,400
Diluted	105,669		107,114

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTEEN WEEKS ENDED MAY 3, 2009 AND MAY 4, 2008

(DOLLARS IN THOUSANDS)

	2009	2008
	(13 Weeks)	(13 Weeks)
Cash flows from operating activities
Net earnings (loss)	$(18,705)	$10,447
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36,319	37,132
Loss on disposal/impairment of assets	4,821	1,413
Amortization of deferred lease incentives	(7,815)	(7,852)
Deferred income taxes	(2,085)	(2,113)
Tax benefit from exercise of stock options	16	875
Stock-based compensation expense	5,221	6,556
Other	-	(416)
Changes in:
Accounts receivable	(5,037)	(13,039)
Merchandise inventories	25,089	(20,203)
Prepaid catalog expenses	(790)	639
Prepaid expenses and other assets	(14,345)	(9,180)
Accounts payable	(26,971)	(20,546)
Accrued salaries, benefits and other current and long term liabilities	(11,092)	(15,451)
Customer deposits	(6,079)	(9,266)
Deferred rent and lease incentives	1,304	19,996
Income taxes payable	(64)	(67,334)

Net cash used in operating activities	(20,213)	(88,342)

Cash flows from investing activities:
Purchases of property and equipment	(20,636)	(53,481)
Other	90	480

Net cash used in investing activities	(20,546)	(53,001)

Cash flows from financing activities:
Net borrowings under line of credit	-	61,000
Net proceeds from exercise of stock options	298	(203)
Excess tax benefit from exercise of stock options	-	908
Payment of dividends	(12,779)	(12,210)
Other	(61)	-

Net cash (used in) provided by financing activities	(12,542)	49,495

Effect of exchange rates on cash and cash equivalents	183	(264)
Net decrease in cash and cash equivalents	(53,118)	(92,112)
Cash and cash equivalents at beginning of period	148,822	118,950

Cash and cash equivalents at end of period	$95,704	$26,838

Exhibit 1

Reconciliation of 2009 and 2008 GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 09 ACT	Q2 09 GUID	Q3 09 GUID	Q4 09 GUID	FY 09 GUID*
2009 GAAP Diluted EPS*	<$0.18>	<$0.08> - <$0.14>	<$0.02> - <$0.08>	$0.27 - $0.36	<$0.11> - $0.07
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.04	-	-	-	$0.04
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 7)*	<$0.14>	<$0.08> - <$0.14>	<$0.02> - <$0.08>	$0.27 - $0.36	<$0.07> - $0.11

	Q1 08 ACT	Q2 08 ACT	Q3 08 ACT	Q4 08 ACT	FY 08 ACT**
2008 GAAP Diluted EPS**	$0.10	$0.17	<$0.10>	$0.12	$0.28
Net Benefit of Early Lease Termination Payment (Note 2)	<$0.05>	-	-	-	<$0.05>
Impact of Asset Impairment Charge for Underperforming Retail Stores (Note 3)	$0.00	$0.01	$0.07	$0.12	$0.20
Gain on Sale of Corporate Aircraft (Note 4)	-	<$0.09>	-	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 5)	-	-	<$0.06>	-	<$0.06>
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 6)	-	-	-	$0.08	$0.08
Subtotal of Unusual Business Events**	<$0.05>	<$0.08>	$0.01	$0.19	$0.07
2008 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 7)**	$0.05	$0.09	<$0.10>	$0.31	$0.35

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year.

** Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores – During Q1 09, we incurred charges associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04 per diluted share. This resulted in a 100 basis point impact to SG&A expenses in Q1 09 and a projected 20 basis point impact to SG&A expenses in FY 09.

Note 2:	Early Lease Termination Payment – During Q1 08, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration and incurred some corresponding accelerated depreciation, which resulted in a net benefit to earnings of approximately $0.05 per diluted share. This resulted in a 20 basis point impact to gross margin and a 120 basis point benefit to SG&A expenses. On an annual basis this amounted to a zero basis point impact to gross margin and a 30 basis point benefit to SG&A expenses in FY 08.

Note 3:	Asset Impairment Charges for Underperforming Retail Stores – Our FY 08 SG&A expenses included an approximate $34 million or $0.20 per diluted share impact associated with asset impairment charges for underperforming retail stores.

This resulted in a 10, 20, 160 and 200 basis point impact to SG&A expenses in Q1, Q2, Q3 and Q4 of FY 08, respectively. On an annual basis this amounted to a 100 basis point impact to SG&A expenses in FY 08.

Note 4:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to an unrelated third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008. This resulted in a 200 basis point benefit to SG&A expenses. On an annual basis this amounted to a 50 basis point benefit to SG&A expenses in FY 08.

Note 5:	Reversal of Performance-Based Stock Compensation Expense – During Q3 08, our SG&A expenses included an approximate $11 million or $0.06 per diluted share benefit associated with the reversal of performance-based stock compensation expense, as discussed in our Form 8-K filed with the SEC on October 29, 2008. This resulted in a 140 basis point benefit to SG&A expenses. On an annual basis this amounted to a 30 basis point benefit to SG&A expenses in FY 08.

Note 6:	Infrastructure Cost Reduction Program – On January 21, 2009, we announced a series of actions completed during Q4 08 to reduce our FY 09 fixed and semi-fixed overhead costs by approximately $75 million. These actions included an 18% reduction in company-wide full-time headcount (approximately 1,400 positions), the closure of our Camp Hill, PA call center, and the closure of a 500,000 square foot distribution facility. The Q4 08 charges associated with these actions totaled approximately $13 million or $0.08 per diluted share. Lease termination charges of approximately $2 million are included in cost of goods sold and the remainder, principally severance, is included in SG&A expenses. This resulted in a 20 basis point impact to gross margin and a 100 basis point impact to SG&A expenses. On an annual basis this amounted to a 10 basis point impact to gross margin and a 30 basis point impact to SG&A expenses in FY 08.

Note 7:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 09 diluted EPS actual results and guidance on a comparable basis with our 2008 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.